Table of Contents
                                   (continued)



                                       iii
99998:00141 : DALLAS : 941251.3


                                Table of Contents



                                        i
99998:00141 : DALLAS : 941251.3
SECTION I.            BACKGROUND...........................................1
       A.             The Lawsuit..........................................1
       B.             Preparation for Settlement...........................1
       C.             Agreement to Settle..................................1
SECTION II.           DEFINITIONS..........................................2
SECTION III.          RELIEF FOR THE CLASS................................13
       A.             Modifications to Section 125 Enrollment Process
                      and to TPA Administration...........................13

       B.             General Policy Relief...............................17
       C.             Claim Resolution Process............................19
       D.             Recoupment of Settlement Costs......................28
SECTION IV.           PROCEDURES AND CONDITIONS FOR CLASS RELIEF..........28
       A.             Claim Resolution Process............................28
       B.             General Policy Relief...............................29
SECTION V.            RELEASE AND RELATED COVENANTS.......................30
       A.             Release of Claims...................................30
       B.             Release of Regulatory Remedies......................34
       C.             Attorneys' Fees and Expenses........................34
       D.             Release of Unknown Claims...........................35
       E.             Enforcement of Settlement Agreement and Policies....35
       F.             Order of Dismissal..................................36
SECTION VI.           ATTORNEYS' FEES, EXPENSES AND INCENTIVE AWARDS......39
SECTION VII.          CERTIFICATION, NOTICE AND APPROVAL..................39
       A.             Preliminary Approval and Certification..............39
       B.             Class Notice........................................42
       C.             Final Approval and Certification....................45
       D.             Retention of Administrator..........................46
       E.             Toll-free Telephone Number..........................47
       F.             Post-Settlement Mailing.............................50
       G.             Right of Communication with Class Members...........50
       H.             Dealings with Producers.............................51
SECTION VIII.         TERMINATION OF SETTLEMENT AGREEMENT.................52
       A.             Bilateral Right to Terminate........................52
       B.             College Life's and Myer's Unilateral
                      Right to Terminate..................................53

       C.             Deadline for Termination............................53
       D.             No Obligation to Exercise Right.....................54
       E.             Effect of Termination...............................54
SECTION IX.           INFORMATION TO BE PROVIDED BY COLLEGE LIFE..........54
SECTION X.            UNCASHED CHECKS AND RETENTION OF RECORDS............55
SECTION XI.           MISCELLANEOUS.......................................56
       A.             Insurers not Released...............................56
       B.             Interests of the Class..............................56
       C.             Nondiscrimination...................................56
       D.             Allocation of Costs among Defendants................57
       E.             Entire Agreement....................................57
       F.             Choice of Law.......................................57
       G.             Notice..............................................58
       H.             Postmarks...........................................58
       I.             Extensions..........................................58
       J.             Unambiguous Contract................................58
       K.             Counterparts........................................59
       L.             Further Assurances..................................59
       M.             Parties Bound.......................................59
       N.             Communications Regarding Settlement.................59

99998:00141 : DALLAS : 941251.3

                                    EXHIBITS

Exhibit               Description

   A Findings and Order Preliminarily Certifying a Class for Settlement Purposes, Appointing Lead Counsel for the Class, Directing the Issuance of Notice to the Class, and Scheduling of Fairness Hearing

   B                  Class Notice Package

         B-1               Notice of Class Action, Proposed Settlement and
                           Fairness Hearing

         B-2               Fact Sheet

         B-3               Question and Answer Brochure

         B-4 Tax Law Notice and Election Form for Certain Life Insurance Policyowners

         B-5               Election Form for Claim Resolution Process

         B-6               Accidental Death Benefit Certificate

         B-7               Cover Letter

   C                  Publication Notice

   D                  Telephone Script and Model Questions and Answers

   E                  Final Approval Order Documents

         E-1 Order Approving Class Action Settlement and Dismissing Class Action With Prejudice

         E-2               Final Judgment

   F                  Claim Forms

         F-1               Claim Form for Life Insurance Policies

         F-2               Claim Form for Fixed Annuities

         F-3               Claim Form for Equity Indexed Annuities

   G                  Claim Resolution Process

   H                  Scoring Form

   I                  Form Letters for Claim Resolution Process

         I-1               Form Letter Notifying Claimant that Claim Form is
                           Incomplete

         I-2               Form Letter Confirming Receipt of Claim

         I-3               Form Letter Notifying Claimant of Agreed Score

         I-4               Form Letter Notifying Claimant of Disagreement Over
                           Scoring of Claim

         I-5 Form Letter Notifying Claimant that Claim was Denied for Reasons Other than Grading

         I-6               Form Letter for Arbitrator to Send to Claimants

         I-7               Form Letter Notifying Claimant of Arbitrator's Award

         I-8               Form Letter Notifying Claimant of Final Award

         I-9 Form Letter Notifying Claimant that Settlement Check has Not Been Cashed

   J                  Revisions to Hold Harmless Agreement

   K                  Revisions to Marketing Materials and Disclosure Forms

   L Methods for Calculating the Value of Relief Awarded in the Class Resolution Process to Apply Against the Caps
                       and Floors

   M                  Producer Notice

   N                  Agreed Press Release

                                                                 March 28, 2002
                                                                        9:00 AM


99998:00141 : DALLAS : 941251.3
                                                           NO. 99-CVF-00697

Marguerite Notzon, Individually                     ss.    In The District Court
and on behalf of others similarly situated          ss.
                                                      ss.
PLAINTIFF                                           ss.
                                                    ss.
AND                                                 ss.
                                                    ss.
Daniel Villarreal, Dolores Villarreal,              ss.
Susan Smasal and Maricela Martinez                  ss.
                                                      ss.
INTERVENORS                                         ss.
                                                    ss.
AND                                                 ss.
                                                    ss.
Elsa Cabello, Laura Calderon and                    ss.
Jose Navarro, Jr.                                   ss.
                                                    ss.  111th Judicial District
INTERVENORS                                         ss.
                                                    ss.
V.                                                  ss.
                                                    ss.
The College Life Insurance Company of               ss.
America, Pension Consultants And                    ss.
Administrators, Inc., NAP Partners, Inc.,           ss.
Americo Life, Inc., United Fidelity Life            ss.
Insurance Company, Financial                        ss.
Assurance Life Insurance Company,                   ss.
College Insurance Group, Inc.,                      ss.
NAP Life Insurance Company,                         ss.
NAP Group, Inc., Americo Retirement                 ss.
Services, Inc., Robert L. Myer,                     ss.
Sharon K. Meyer, William J. Klepac,                 ss.
Michael A. Merriman, Gary L.                        ss.
Muller, Thomas J. Charboneau,                       ss.
Robert J. Graham, Timothy S. Sotos,                 ss.
United Independent School District,                 ss.
Laredo Independent School District,                 ss.
and other similarly situated school districts       ss.
                                                      ss.
DEFENDANTS                                          ss.      Webb County, Texas

------------------------------------------------------------------------------
                                                SETTLEMENT AGREEMENT
------------------------------------------------------------------------------

                                       16
99998:00141 : DALLAS : 941251.3
                              SETTLEMENT AGREEMENT


         Pursuant to Rule 11, T.R.C.P., this Settlement Agreement is entered into between and among the Plaintiffs and Defendants, as such are hereinafter defined (collectively, the "Settling Parties") on the following terms and conditions:
SECTION I.

                                   BACKGROUND

A.       The Lawsuit.  A purported class action lawsuit (the "Lawsuit")
entitled  Marguerite  Notzon,  individually  and on behalf of other similarly
         --------------------------------------------------------------------
situated,  v. The College Life Insurance Company of America, et al.,  No.
--------------------------------------------------------------------
99-CVF-00697 was filed on July 2, 1999, and is currently pending in the 111th District Court of Webb County, Texas. Pleas in Intervention have been filed by David Villarreal, Dolores Villarreal, Susan Smasal, Maricela Martinez, Elsa Cabello, Laura Calderon and Jose Navarro, Jr., represented by Lead Counsel, as hereinafter defined, and by Manuel Paez, Maria Sosa, Sylvia Johnson, Araceli Curiel, Bill Batey and Peggy Batey, represented by Ronald Rodriguez.

B. Preparation for Settlement. Before commencing the Lawsuit and throughout its pendency, and during settlement negotiations, Lead Counsel and their professional consultants have conducted a thorough examination and evaluation of the relevant law and facts to assess the merits of their claim and potential claims and to determine how best to serve the interests of the Plaintiffs and the Class, as hereinafter defined. In the course of their examination, Lead Counsel reviewed approximately 45,000 pages of documents, interviewed and/or deposed 30 witnesses, and conducted other informal discovery of the Defendants.

C. Agreement to Settle. The Plaintiffs and the Defendants have agreed to settle the Lawsuit under the terms and conditions set forth herein. It is understood and acknowledged that the Defendants have denied, and still deny, any liability, wrongdoing, and damages with respect to the matters alleged in the Lawsuit, and that this Settlement Agreement is entered into as a compromise of disputed claims and for the purpose of avoiding the uncertainty, costs and delay of litigation. The settlement created by this Settlement Agreement is not and shall not be construed as a admission of liability, wrongdoing or damages by any of the Defendants, nor as evidence of the validity of any of the claims asserted against the Defendants.
         Based upon their discovery, investigation and evaluation of the facts and law relating to the matters alleged in the pleadings, Plaintiffs and Lead Counsel have agreed to settle the Lawsuit pursuant to the provisions of this Settlement Agreement, after considering, among other things: (1) the substantial benefits available to Plaintiffs and the Class under the terms of this Settlement Agreement; (2) the risks and uncertainty of litigation, especially in complex actions such as this, as well as the difficulties and delays inherent in such litigation; and (3) the desirability of consummating this Settlement Agreement promptly to provide effective relief to Plaintiffs and the Class.
         Plaintiffs, Lead Counsel and Defendants have agreed that this Settlement Agreement is fair, reasonable and adequate because it provides substantial benefits to the Class, is in the best interests of the Class, and fairly resolves all the claims alleged. SECTION II.

                                   DEFINITIONS

         In addition to the terms defined elsewhere in this Settlement Agreement, the following defined terms are used herein:
A.       ADB Certificate.  "ADB Certificate" shall have the meaning set forth
         ---------------
         in Section IV.B.2 below.
B.       Administrator.  "Administrator"  shall mean  Boston  Financial  Data
         -------------
         Services, Inc., a third party administrator that the Settling Parties have agreed shall be retained to help implement the terms of this Settlement Agreement.
C.       Amended Petition.  "Amended Petition" shall mean the Second Amended
         ----------------
         Original Petition filed by Plaintiffs in the Lawsuit.
D.       Arbitrator.  "Arbitrator"  means  Tom  Collins  of  Austin,  Texas,
         ----------
who shall arbitrate the disputed Claims in the Claim Resolution Process, or any other person that counsel for the Plaintiffs, the College Life Defendants, and the Myer Defendants all agree to in writing.
E.       Attorneys Fees and Expenses. "Attorneys Fees and Expenses" shall mean
         ---------------------------
such funds as may be awarded to Lead Counsel to compensate them (and all other attorneys for Plaintiffs or Class Members in this action, except for attorneys retained by individual class members or potential Class Members who exclude themselves from the Settlement) for their fees and expenses in connection with the Lawsuit.
F.       Bonus Annuity Claim.  "Bonus Annuity Claim" shall have the meaning set
         -------------------
forth in Section II.E of Exhibit G hereto.
G.       Churning Claim.  "Churning Claim" shall have the meaning set forth in
         --------------
Section II.F of Exhibit G hereto.
H.       Claim.  "Claim"  means a claim by a Class  Member,  or his or her
         -----
representative,  timely submitted to the Claim Resolution Process.
I.       Claim File. A "Claim File" shall consist of:  (i) the  completed
         ----------
Claim Form and supporting documents submitted by the Class Member, (ii) the response, controverting affidavits or other evidence submitted by College Life, if any, (iii) the policyholder file, and (iv) a transaction history for the Policy involved.
J.       Claim Form.  "Claim Form" shall refer to the document  substantially
         ----------
in the form of the sample Claim Form attached hereto as Exhibit F. Class Members must timely complete and return the Claim Form as described in Section IV.A below in order to participate in the Claim Resolution Process described in Section III.C below.
K.      Claim Interest. "Claim Interest" shall refer to the interest rate paid
        --------------
on Claims which allow interest as described in Section III.C of this Settlement Agreement. The Claim Interest shall be 4% per annum for all Policies not in force. For active Policies, the Claim Interest shall be 5% per annum for fixed annuities and equity indexed annuities, and 4% per annum for life insurance policies. Notwithstanding the foregoing, for awards on Churning Claims and Miscellaneous Claims, the Claim Interest shall be 4% per annum.
L.       Claim  Resolution  Process.  "Claim  Resolution  Process" means the
         --------------------------
procedures described in Section III.C of this Settlement Agreement, and in Exhibit G hereto, for the presentation, evaluation, and resolution of Claims.
M.       Claim Resolution Team.  "Claim Resolution Team" shall have the meaning
         ---------------------
set forth in Section I.A of Exhibit G hereto.
N.       Class.  The  "Class"  shall  consist of all Persons who now have or
         -----
ever have had an ownership  interest in a Policy issued,  assumed,  or purchased  (by  reinsurance  or  otherwise)  in the  United  States by
College Life during the period from  January 1, 1993 to the  Execution
Date of this Settlement Agreement, including, without limitation, such
Policies that may have lapsed or otherwise terminated. Notwithstanding the foregoing, the following Persons shall be excluded from the Class:
(i) the  Defendants;  (ii)  any  present  or  former  officers  and/or directors of any of the Defendants;  (iii) any purchaser  and/or owner of a life insurance Policy upon which a death benefit has been paid on or before the Execution  Date of this  Settlement  Agreement,  but not excluding  those  who had a Policy  convert  to RPU  Status;  (iv) any
Person who, while represented by an attorney, has settled or otherwise released his or her claims  relating to his or her Policy prior to the
Execution Date; (v) any insurance  company that owns or owned a Policy pursuant  to an  absolute  assignment  effected as part of an exchange under Section 1035 of the Code, although this exclusion does not apply to the original owners of such Policies,  all of whom shall be members of the  Class;  and (vi)  Persons  who make a  timely  election  to be excluded from the proposed Class with respect to a particular  Policy.
O. Class Members.  "Class Members" shall mean members of the proposed class who
   -------------
do not make a timely election to be excluded from the proposed Class. If the Policy in question is a jointly owned Policy, then all such joint owners shall be considered one Class Member. If any owner of a jointly owned Policy makes a timely election to be excluded from the proposed Class, that Policy will be excluded for all owners. Only one joint owner shall be required to apply for any relief offered herein. If joint owners separately apply for inconsistent relief in this Settlement Agreement, and the differences cannot be resolved after notice to the joint owners, then the Settling Parties are under no obligation to resolve the dispute, and the Policy shall be excluded from the Class.
P.       Code.  "Code" shall mean the Internal Revenue Code of 1986.
         ----
Q.       College  Life.  "College  Life" means the College Life  Insurance
         -------------
Company of America, now named Americo Financial Life and Annuity Insurance Company.
R.       College Life Defendants.  "College Life Defendants" shall mean College
         -----------------------
Life,  Pension  Consultants and  Administrators,  Inc.Americo Life, Inc.,
United Fidelity Life Insurance Company, Financial Assurance Life Insurance Company, College Insurance Group, Inc., Americo Retirement Services, Inc., NAP Partners, Inc. (now named Americo Financial Services, Inc.), Michael A. Merriman, Gary L. Muller, Thomas J. Charboneau, Robert J. Graham,
and Timothy S. Sotos, and (i) any agent, broker, or other person acting on behalf of any of them, or (ii) any entity in which any of them has direct operational control.
S.       Court.  The "Court"  shall mean the  111th District  Court of Webb
         -----
County, Texas, or any other court in which the Lawsuit is pending at or prior to the Final Settlement Date.
T.       Defendants.  The "Defendants" shall mean the College Life Defendants,
         ----------
the Myer Defendants, as hereinafter defined, Sharon K. Myer, United Independent School District ("UISD"), and Laredo Independent School District ("LISD").
U.       Defendants' Counsel.  "Defendants' Counsel" means the following:
         -------------------
                  Edwin R. DeYoung
                  Alan Waldrop
                  Roger B. Cowie
                  David G. Cabrales
                  LOCKE, LIDDELL & SAPP, LLP
                  Attorneys for the College Life Defendants

                  James M. Heidelberg
                  ESCAMILLA & PONECK, INC.
                  Attorneys for Defendant UISD

                  James J. Scheske
                  AKIN, GUMP, STRAUSS
                    HAUER & FELD, L.L.P.
                  Attorneys for the Myer Defendants

                  Juan F. Hernandez
                  HERNANDEZ & CASTILLO, PLLC
                  Attorneys for Defendant Sharon K. Myer

                  John Kazen
                  KAZEN, MEURER & PEREZ
                  Attorneys for Defendant LISD

V.       Election Form. "Election Form" shall refer to the documents
         -------------
 substantially in the form of the sample Election Forms attached hereto as Exhibits B-4 and B-5. They will be mailed to Class Members with the Settlement Class Notice as described in Section VII.B below. To qualify for certain types of relief contained in this Settlement Agreement, a Class Member must complete and return an Election Form as described in Section IV below.
W.       Employee  Benefit  Consultant.  "Employee  Benefit  Consultant"  shall
         -----------------------------
mean one who serves as a consultant or third party administrator to an Employer with respect to a Section 125 cafeteria plan or other qualified employee benefit plan where the consultant or administrator has access to nonpublic information concerning the Section 403(b) contributions of the Employer's Employees, as hereinafter defined.
X.       Employee.  "Employee" shall mean an employee of an Employer.
         --------
Y.       Employer.  "Employer" shall mean any school district, college
         --------
district, or other non-profit organization.
Z.       Execution Date.  "Execution Date" means October 1, 2001.
         --------------
AA.      Final Order and Judgment.  "Final Order and  Judgment"  means the
         ------------------------
orders of the Court approving this Settlement Agreement, substantially in the form attached hereto as Exhibits E-1 and E-2.
BB.      Final  Settlement  Date.  "Final  Settlement  Date" shall refer to the
         -----------------------
date upon which the Court's Final Order and Judgment becomes "final." For purposes of this definition, the Final Judgment and Order shall become "final":
(1) If no appeal is taken therefrom, on the date on which the time to appeal therefrom has expired;

(2) If an appeal is taken therefrom, on the date on which all appeals therefrom, including petitions for rehearing or reargument, petitions for rehearing en banc, petitions for review, and petitions for certiorari or any other form of review, have been finally disposed in a manner resulting in an affirmance of the Final Judgment and Order; or

(3) On a date after the signing and entry of the Final Judgment and Order that counsel for the Settling Parties agree to in writing.

CC.      General Policy Relief.  "General  Policy  Relief" shall refer to the
         ---------------------
relief for the Class provided in  Section III.B.  of this Settlement Agreement.
DD.      Lawsuit.  "Lawsuit" shall have the meaning set forth in Section I.A
         -------
above.
EE.      Lead Counsel. "Lead Counsel" shall refer to G. Wade Caldwell and
         ------------
Vincent A. Notzon of Martin, Drought and Torres, Inc., or any other counsel that the Court appoints to be Lead Counsel for the Class.
FF.      Minimum  Interest  Rate Claim.  "Minimum  Interest Rate Claim"
         -----------------------------
shall have the meaning set forth in  Section II.C  of Exhibit G hereto.
GG.      Miscellaneous Claim.  "Miscellaneous Claim" shall have the meaning set
         -------------------
forth in Section II.K of Exhibit G hereto.
HH.      Myer  Defendants.  "Myer  Defendants"  shall  mean NAP Life  Insurance
         ----------------
Company,  The NAP  Group,  Inc.,  Robert L.  Myer and William J.  Klepac,  and
(i) any agent, broker or other person acting on behalf of any of them, or (ii) any entity in which Robert L. Myer has direct operational control. Myer Defendants shall not include the Equita group of companies, their agents, or their brokers if they are acting on behalf of College Life or any of the College Life Defendants.
II.      Net Cash Value.  "Net Cash Value" shall mean the amount in the Policy's
         --------------
accumulation account on the date in question, less all outstanding Policy loans (including interest accrued on such loans) on the date in question.
Net Cash Value does not include a reduction for any surrender charges.
JJ.      Net  Premium  Loss.  "Net  Premium  Loss" for any Policy  shall mean
         ------------------
the total amount of premiums paid to College Life with respect to such Policy, less any cash amounts paid out by College Life on the Policy, including without limitation cash amounts paid out in the form of surrenders, partial surrenders, cash loans, interest, and roll-overs to other products.
KK.      Old Money/New Money Claim.  "Old Money/New Money Claim" shall have the
         -------------------------
meaning set forth in Section II.G of Exhibit G hereto.
LL.      Payment  Date.  "Payment  Date"  shall  refer to the date set forth in
         -------------
Section I.F of Exhibit G hereto on which any cash payments or credits are awarded under the Claim Resolution Process.
MM.      Person or Persons.  "Person" or "Persons"  shall mean a person,  as
         -----------------
construed in its broadest sense, including all natural persons, corporations, trustees, trusts, and artificial entities of any type.
NN.      Plaintiffs.  "Plaintiffs"  shall refer  collectively  to  Marguerite
         ----------
Notzon, Daniel Villarreal, Delores Villarreal, Susan Smasal, Maricela Martinez, Elsa Cabello, Laura Calderon, Jose Navarro, Jr., Manuela Paez, Maria
 Sosa, Sylvia Johnson, Araceli Curiel, Bill Batey, and Peggy Batey.
OO.      Policy or Policies. "Policy" or "Policies" shall refer to any annuity,
         ------------------
universal life policy, or interest-sensitive cash value life insurance policy issued, assumed, or purchased (by reinsurance or otherwise) by College Life prior to the Execution Date of this Settlement Agreement irrespective of whether it is in force, lapsed, or otherwise terminated. Notwithstanding the foregoing, however, the term "Policy" or "Policies" shall not include any group policies or group annuities issued as part of a FICA alternative plan.
PP.       Post-Settlement Mailing. "Post-Settlement Mailing" shall mean the
          -----------------------
mailing of the Claim Form to all Class Members who timely send submit an Election Form requesting the Claim Resolution Process. The Post-Settlement Mailing will be substantially in the form attached hereto as Exhibits F-1 to F-3.
QQ.      Preliminary Approval Order.  "Preliminary Approval Order" shall have
         --------------------------
the meaning set forth in Section VII.A below.
RR.      Producers.  "Producers"  shall  mean any of  College  Life's  current
         ---------
or former producers, account representatives, sales representatives, sales agents, insurance agents, general insurance agents, branch managers, brokers or solicitors, and any other person who engages or has engaged in the sale or distribution of College Life's Policies.
SS.      Publication  Notice.  "Publication  Notice" shall mean the published
         -------------------
summary of the Settlement Class Notice as approved as to form and content by the Court and substantially in the form attached hereto as Exhibit C.
TT.      Release.  The  "Release"  shall  refer to the  release  and  covenant
         -------
 not to sue set forth in  Section  V of this  Settlement Agreement.
UU.      Releasees.  The "Releasees"  shall mean (i) the  Defendants;  (ii) any
         ---------
of the Defendants' past, present or future officers, directors, employees, agents, general agents, brokers, representatives, shareholders, corporate parents, subsidiaries, or affiliates; (iii) any school district or nonprofit organization for whom PCA is or was a third party administrator of its Section 125 cafeteria plan; and (iv) any predecessors, successors, assigns, or persons acting on behalf of any of the foregoing.
VV.      Released Transactions.  "Released Transactions" shall have the meaning
         ---------------------
set forth in Section V.A below.
WW.      Replaced Policy.  "Replaced Policy" shall have the meaning set forth in
         ---------------
Section II.F of Exhibit G hereto.
XX.      RPU Status.  "RPU Status" shall refer to any life  insurance  policy
         ----------
that has converted to a reduced paid-up status prior to the Execution Date of this Settlement Agreement.
YY.      Savings Plan Claim.  "Savings Plan Claim" shall have the meaning set
         ------------------
forth in Section II.B of Exhibit G hereto.
ZZ.      SB 273.  "SB 273" shall mean 2001 Tex. Gen. Laws 77th Legislature, S.B.
         ------
273, including any amendments thereto.
AAA.     Scoring Form.  "Scoring Form" shall have the meaning set forth in
         ------------
Section I.C of Exhibit G hereto. A sample Scoring Form is attached hereto as Exhibit H.
BBB.     Section 125.  "Section 125" shall mean Section 125(c) of the Code.
         -----------
CCC.     Section 125  Enroller.  "Section 125  Enroller"  shall mean the person
         ---------------------
with the College Life Defendants or Myer Defendants who meets or talks with Employees about their Section 125 cafeteria plan during the Section 125 Enrollment Process, as hereinafter defined.
DDD.     Section 125 Enrollment  Information.  "Section 125  Enrollment
         -----------------------------------
Information" shall mean confidential payroll, investment, or other financial information about an Employee gathered by the College Life Defendants during any past,  present or future  Section 125 Enrollment Process.
EEE.     Section 125  Enrollment  Process.  "Section 125  Enrollment  Process"
         --------------------------------
shall mean any individual or group meeting with one or more Employee(s) where any College Life Defendant or Myer Defendant acts as the Employee Benefit Consultant.
FFF.     Section 403(b)  Marketer.  "Section 403(b)  Marketer"  shall mean the
         ------------------------
person who markets, sells, makes sales presentations regarding, takes applications for, or replaces Section 403(b) Products, as hereinafter defined, for the College Life Defendants or for anybody acting on behalf of the College Life Defendants.
GGG.     Section 403(b)  Products.   "Section 403(b)  Product(s)"  shall  mean
         ------------------------
 the life insurance policies, annuities, and other investments eligible for inclusion in a nonprofit organization's qualified employee benefits plan under Section 403(b) of the Code, and, solely for purposes of Sections III.A.1, 3 and 7 of this Agreement, any non-qualified life insurance offered by College Life.
HHH.     Settlement Agreement.  "Settlement  Agreement" shall refer to this
         --------------------
Agreement and the attached exhibits, which are an integral part of the Settlement Agreement and are incorporated herein in their entirety by reference.
III.     Settlement Class Notice. "Settlement Class Notice" means the legal
         -----------------------
notice, approved as to form by the Settling Parties, and as approved by the Court, and substantially in the form attached hereto as Exhibit B-1 to be provided to Class Members pursuant to the Settlement Agreement. The Settlement Class Notice shall also include a list of frequently asked questions and a fact sheet as described in Sections VII.B.6-7.
JJJ.     Settling  Parties.  "Settling  Parties" shall have the meaning set
         -----------------
forth in the first  paragraph on page 1 of this  Settlement Agreement.
KKK.     Stock Fund Claim.  "Stock Fund Claim" shall have the meaning set forth
         ----------------
 in Section II.D of Exhibit G hereto.
LLL.     TPA Claim.  "TPA Claim" shall have the meaning set forth in Section
         ---------
II.H of Exhibit G hereto.
MMM.     Transfer Relief.  "Transfer Relief" shall have the meaning set forth
         ---------------
in Section III.B.1.a below.
SECTION III.

                              RELIEF FOR THE CLASS

         As relief for the Class, the Defendants will: (i) modify certain business practices and marketing materials as described in Section III.A below;
(ii) offer the General Policy Relief described in Section III.B below to all Class Members irrespective of whether such Class Members have any proof of a material misrepresentation; and (iii) offer Class Members who believe they have proof of the occurrence of a material misrepresentation the opportunity to participate in the Claim Resolution Process described in Section III.C below.

A. Modifications to Section 125 Enrollment Process and to TPA Administration. The College Life Defendants and Myer Defendants agree to modify their business practices to comply with any changes in any applicable laws, including, without limitation, SB 273, whenever and wherever such changes are effective. Additionally, wherever the College Life Defendants serve as an Employee Benefit Consultant to an Employer, the Myer Defendants and College Life Defendants each separately agree that, commencing no later than 30 days after the Execution Date, they will modify their business practices and marketing materials as described below:

                1. Section 125 Enrollment Process. During the Section 125
                   ------------------------------
Enrollment Process, the Section 125 Enroller will not: (i) distribute or make available brochures or applications for Section 403(b) Products of the College Life Defendants; (ii) discuss any specific 403(b) Products of the College Life Defendants; (iii) discuss the appropriateness of different types of investments, such as annuities versus mutual funds; (iv) request or make appointments for any
Section 403(b) Product sales with any Section 403(b) Marketer; or (v) do anything else prohibited by this Settlement Agreement. Additionally, during the
Section 125 Enrollment Process, the Section 403(b) Marketer will not: (a) sell any Section 403(b) Products of the College Life Defendants; (b) distribute or make available brochures or applications for Section 403(b) Products of the College Life Defendants; (c) discuss any specific Section 403(b) Products of the College Life Defendants; (d) discuss the appropriateness of different types of investments, such as annuities versus mutual funds; (e) make appointments to sell Section 403(b) Products of the College Life Defendants; or (f) do anything else prohibited by this Settlement Agreement. Notwithstanding the foregoing, however, the Section 403(b) Marketer may, at group meetings of Employees during the Section 125 Enrollment Process: (1) distribute business cards; (2) explain in general terms the Employees' Section 403(b) plan and the nature of Section 403(b) Products generally; (3) inform the Employees that he or she sells Section 403(b) Products for the College Life Defendants; and (4) ask the Employees to contact him, her, or a College Life Defendant for an appointment or for more information regarding Section 403(b) Products.

                 2. Section 125 Enroller. For Employers having more than 249
                    --------------------
Employees, the Section 125 Enroller may not also function as the Section 403(b) Marketer. For Employers having fewer than 250 Employees, the Section 125 Enroller may also function as the Section 403(b) Marketer, provided that the requirements of subsection 1 above and of subsection 3 below are met. Notwithstanding the foregoing, however, the parties acknowledge and agree that in unforeseen circumstances, such as illness or death of a family member, that prevent a scheduled Section 125 Enroller from participating in the Section 125 Enrollment Process, or prevent a Section 403(b) Marketer from keeping an appointment with an Employee, one person may perform both such functions even in school districts having more than 249 Employees. This exception does not apply to reasonably foreseeable circumstances, such as vacations, planned employment terminations, or reasonably foreseeable manpower shortages.
                 3. Section 125 Enrollment Information. Neither the Myer
                    ----------------------------------
Defendants nor the College Life Defendants shall allow a Section 403(b) Marketer who meets with an Employee for the purpose of selling Section 403(b) Products to have access to the Employee's Section 125 Enrollment Information unless the Employee makes a request for more information regarding Section 403(b) Products or for an appointment with a Section 403(b) Marketer.
                 4. Disclosure of  Affiliations. During the Section 125
                    ---------------------------
Enrollment Process,the Section 125 Enroller will disclose that College Life and the Section 125  Enroller are affiliated and the nature of the affiliation.
                 5. Appointments  and  Representations  Regarding  Forms.
                    ----------------------------------------------------
The Myer Defendants and College Life Defendants each separately agree that the Section 125 Enroller and the Section 403(b) Marketer will not misrepresent the nature of any forms that Employees are asked to sign during the Section 125 Enrollment Process. Additionally, notwithstanding the requirements of Section III.A.1 above:
                 a. For Employers having more than 249 Employees, if an Employee makes a request to meet with a Section 403(b) Marketer during the Section 125 Enrollment Process, then this request will be passed onto the Section 403(b) Marketer, who may independently contact the Employee and make an appointment. However, the appointment must occur at least 48 hours after the Section 125 Enrollment Process has been completed in that school, organization or business.
                 b. For Employers having fewer than 250 Employees, appointments for an Employee to meet with the Section 403(b) Marketer may, at the request of the Employee, be made during the Section 125 Enrollment Process. However, the appointment must occur at least 24 hours after the completion of the Section 125 Enrollment Process in that school, organization or business.

                 6. Meetings on Campus. Representatives of the Myer Defendants
                    ------------------
or College Life Defendants who meet with an Employee to sell a Section 403(b) Product will not meet such Employee on the school's campus to sell the Section 403(b) Product if the school district's policy generally prohibits other vendors of Section 403(b) Products from meeting with Employees on the school's campus to sell Section 403(b) Products.
                 7. Product Screening. Neither the Myer Defendants nor the
                    -----------------
College Life Defendants will perform the service of screening Section 403(b) Product materials or vendors for an Employer unless such services are requested by the Employer. Neither the Myer Defendants nor the College Life Defendants will submit draft requests for proposals that include such screening services unless the Employer expressly requests a draft that includes such services. However, in the event the Employer requests such screening services to be provided, nothing in this Settlement Agreement shall be construed to prevent the Myer Defendants or the College Life Defendants from providing such services as part of their services as an Employee Benefit Consultant.
                8. Revisions to Hold Harmless Agreement. The Myer Defendants
                   ------------------------------------
and College Life Defendants will revise the form of the hold harmless agreement set forth in Exhibit J hereto by making the changes set forth in Exhibit J hereto. The Myer Defendants and College Life Defendants shall use the revised form of hold harmless agreement if they are requested by any Employer to provide such agreements for 403(b) vendors.
                9. Revisions to Marketing Materials. The College Life Defendants
                   ---------------------------------
will modify the Section 403(b) Product marketing materials and disclosure forms attached hereto collectively as Exhibit K by making the changes provided for in Exhibit K hereto.
                10. Representations Regarding Endorsements. Neither the Myer
                   ----------------------------------------
Defendants nor the College Life Defendants will represent that their insurance and annuity products are endorsed by TASA or any other organization unless such representation is true and complies with all applicable laws and regulations.
                11. Lead Cards. Neither the Myer Defendants nor the College Life
                    ----------
Defendants will use any lead cards that violate any applicable state insurance laws or regulations, or that do not clearly state the name of the insurance company or agent who is generating the Lead Card. In addition, the Myer Defendants and College Life Defendants will send a written notice to their active Producers reminding them that any lead cards used by the Producers mus comply with applicable state insurance laws and regulations. 12. Disbursement of Funds. For clients where either the Myer Defendants or the College Life Defendants are acting as an Employee Benefit Consultant and are receiving funds from Employers and disbursing them to any life insurance company or mutual fund, neither the Myer Defendants nor the College Life Defendants shall unreasonably delay the disbursement of the funds or unreasonably refuse a request from a recipient that the funds be sent by wire transfer rather than check.
B.       General Policy Relief.  Subject to the Class  Member's  satisfaction
         ---------------------
of the procedures and conditions set forth in Section IV below, Class Members will be eligible for the General Policy Relief described below irrespective of whether or not they submit proof of a material misrepresentation:
     1.  In-force Tax-Sheltered Life Insurance Policies.
         ----------------------------------------------
         a. Transfer Relief. Each Class Member having a Policy that is a life
            ---------------
          insurance Policy included in the Class Member's Section 403(b) plan will be eligible to transfer the Policy's Net Cash Value into a new 403(b) annuity acquired directly from College Life on policy form CTX 220 or CAA 220 without incurring a surrender charge on the transfer provided that the Policy is in force on the Final Settlement Date (the "Transfer Relief"). For purposes of determining the surrender charges and any annuitization holding periods applicable to the new annuity, the issue date of the life insurance Policy from which the Net Cash Value is being transferred will be deemed to be the issue date of the new annuity. For all other purposes, the date of the transfer will be deemed to be the issue date of the new annuity.

         b. Notice Regarding IRC. In addition to offering the Transfer Relief
            --------------------
          described above, College Life will also mail to those Class Members described in Section III.B.1.a above, a notice substantially in the form set forth in Exhibit B-4 hereto reminding the Class Member of the Code's requirements limiting the amount of premiums that may be paid for the purchase of tax-sheltered life insurance policies without incurring adverse tax consequences. The notice shall also provide a toll-free number that Class Members can call for further information or assistance in bringing any out-of-compliance Policies back into compliance with the Code's requirements. Such notice will be mailed with the Settlement Class Notice to the Class Member's last known address as reflected in College Life's policyholder records.

     2.   Other In-Force Policies. Each Class Member having a Policy that
          -----------------------
          is in force on the  Final  Settlement  Date  and is not  described  in
          Section III.B.1.a above will, for three years following the Final Settlement Date and without proof of insurability, be eligible for an accidental death benefit, at no cost to the Class Member, equal to the greater of: (1) 50% of the Policy's Net Cash Value on the date of death; or (2) $500. This accidental death benefit is in addition to any death benefit already provided under the Policy. Additionally, if such Policy is a fixed annuity having a bonus interest feature or a rider with a bonus interest feature, College Life will enhance the bonus interest feature on the Class Member's annuity or rider so that the bonus interest will also be credited at the time of annuitization if the Class Member elects a fixed payout period of 10 years or more.

     3.   Terminated Policies. Each Class Member having a
          -------------------
          Policy that is not in force on the Final Settlement Date will be eligible to receive, without proof of insurability, an accidental death benefit, at no cost to the Class Member, for three years following the Final Settlement Date computed as the greater of $500 or: (i) during the first year following the Final Settlement Date, 50% of the Policy's Net Cash Value at the time of termination; (ii) during the second year following the Final Settlement Date, 37.5% of the Policy's Net Cash Value at the time of termination; and (iii) during the third year following the Final Settlement Date, 25% of the Policy's Net Cash Value at the time of termination.

          C. Claim Resolution Process. Each Class Member who believes that he or
             ------------------------
          she has evidence of a material misrepresentation having been made by the Defendants in connection with his or her purchase of a Policy may submit a Claim under the Claim Resolution Process in accordance with the procedures set forth in Section IV below. The Claim, in turn, will be evaluated and scored in accordance with the procedures and criteria described in Exhibit G hereto. Depending upon the final score assigned to the Claim, the Class Member will receive one of the following:

1. Score "0". Class Members whose Claims receive a score of "0" will not be
   --------
eligible for any relief under the Claim Resolution Process and will lose their eligibility for General Policy Relief. 2. Score "1". Class Members whose Claims receive a score of "1" will be eligible for the General Policy Relief described in Section III.B above and no other relief.

3. Score "2". Subject to the "Caps" or limitations described in Section III.C.7
   --------
below, Class Members whose Claims receive a score of "2" will, with certain exceptions described below, be eligible to elect either the General Policy Relief described in Section III.B above or one of the following, depending on the nature of their Claim:
         a. Vanishing Premium Claims. If the Class Member's Claim is a so-called
            ------------------------
"Vanishing Premium Claim," as defined in Exhibit G hereto, then the Class Member will be awarded three nontransferable premium vouchers (the "Voucher Awards"), each of which will be usable for the payment of 50% of the annual target premium on the Policy in question. The vouchers will be redeemable in the sixth, seventh or eighth Policy years, or, if the Policy is already more than 5 years old at the time the vouchers are issued, during the first three Policy years following the Final Settlement Date. Only one voucher can be redeemed in any year. To redeem a voucher, the Class Member must submit it, together with the Class Member's payment for the other 50% of the annual premium, on or before the anniversary date occurring during the Policy year in which the voucher is redeemed, and the Class Member may not take any new Policy loans during such year. If the Class Member pays the premium on a periodic basis through an automatic payroll deduction, then after the Class Member has paid 50% of all the periodic premiums due that Policy year, the Class Member can redeem the voucher, which College Life will allocate retroactively to the date of each periodic premium payment. Any Class Member who loses a voucher may, upon written request to College Life, c/o its customer service department, obtain a replacement voucher, in which event the lost voucher will be canceled.

         If the Class Member's Policy is not in-force on the date the Settlement Class Notice is mailed, the Class Member may use the vouchers in the manner described above if, within 90 days from the Payment Date, the Class Member reinstates the Policy in accordance with its terms. Any Policy that terminates after the Settlement Class Notice is mailed will only be eligible for reinstatement. College Life will not refuse to reinstate a Policy based solely on the length of time a Policy has been terminated.

         b. Savings Plan Claims. If the Class Member's Claim is a so-called
            -------------------
"Savings Plan Claim," as defined in Exhibit G hereto, then the Class Member will receive a credit to the Policy equal to 30% of all the "cost of insurance" charges and expenses deducted from the Policy prior to the Payment Date. Additionally, if the Class Member's Policy is in-force on the Payment Date, the Class Member may also elect to receive the Transfer Relief described in Section III.B.1.a. If the Class Member's Policy is not in-force on the date the Settlement Class Notice is mailed, the Class Member may receive both the credit and the Transfer Relief if, within 90 days from the Payment Date, the Class Member reinstates the Policy in accordance with its terms. Any Policy that terminates after the Settlement Class Notice is mailed will only be eligible for reinstatement. College Life will not refuse to reinstate a Policy based solely on the length of time a Policy has been terminated.

         c. Minimum Interest Rate and Stock Fund Claims. If the Class Member's
            -------------------------------------------
Claim is a so-called "Minimum Interest Rate Claim" or a "Stock Fund Claim," as defined in Exhibit G hereto, then College Life will agree to enhance the annuity to provide a guaranteed minimum cash surrender value that is the greater of
(a) the Cash Surrender Value, as defined in the Policy form, or (b) a minimum accumulation value reduced by the applicable surrender charge. The minimum accumulation value will be calculated in the same manner as the Guaranteed Minimum Value, as defined in the Policy form, where premiums received (excluding partial surrenders) are multiplied by the percentage set forth below and accumulated at the Minimum Guaranteed Interest Rate, as defined in the Policy form. The percentage to be used in calculating the minimum accumulation value will be (i) 95% if the Policy is surrendered before the fifth policy anniversary, or (ii) 100% if it is surrendered on or after fifth anniversary. The applicable surrender charge will be calculated by multiplying the minimum accumulation value by the surrender charge percentage shown on the Policy's Contract Data page. If the Class Member's Policy is not in force on the date the Settlement Class Notice is mailed, College Life will offer the above-described guaranteed minimum cash surrender value if within 90 days from the Payment Date, the Class Member reinstates the Policy in accordance with its terms. Any Policy that terminates after the Settlement Class Notice is mailed will only be eligible for reinstatement. College Life will not refuse to reinstate a Policy based solely on the length of time a Policy has been terminated.
          d. Bonus Annuity Claims. If the Class Member's Claim is a so-called
             --------------------
"Bonus Annuity Claim," as defined in Exhibit G hereto, then: (1) College Life will enhance the bonus interest feature described in the Policy form or rider so that the bonus interest will also be credited at the time the Class Member elects to annuitize his or her Policy provided that the Class Member elects a fixed annuitization period of five years or more; and (2) the Class Member will also be entitled to the accidental death benefit coverage described in Section III.B.2 above, except the period of coverage will be extended from 3 years to 5 years. If the Class Member's Policy is not in force on the date the Settlement Class Notice is mailed, College Life will offer the above-described enhanced guarantee and accidental death benefits if within 90 days following the Payment Date, the Class Member reinstates the Policy in accordance with its terms. Any Policy that terminates after the Settlement Class Notice is mailed will only be eligible for reinstatement. College Life will not refuse to reinstate a Policy based solely on the length of time a Policy has been terminated.
           e. Churning Claims. If the Class Member's claim is a so-called
              ---------------
"Churning Claim," as defined in Exhibit G hereto, and the Class Member has satisfied the requirements of Exhibit G hereto for proving the amount of the surrender charge incurred on the "Replaced Policy," as defined in Exhibit G hereto, then College Life will pay the Class Member, or credit to the Class Member's Policy if it is in-force on the Payment Date, 25% of the surrender charge incurred by the Class Member on the Replaced Policy, plus Claim Interest thereon from the termination date of the Replaced Policy until the Payment Date. This payment or credit for a Churning Claim will be in addition to any other relief for which the Class Member qualifies relating to any other type of Claim.

            f. Old Money/New Money Claims. If the Class Member's Claim is a
               --------------------------
"Old Money/New Money Claim," as defined in Exhibit G hereto, then College Life will pay the amounts set forth in subparagraph g. below for Surrender Claims.
            g. Surrender Claims. If the Class Member's Claim is a so-called
               ----------------
"Surrender Claim," as defined in Exhibit G hereto, then the Class Member will receive a payment of: (1) for terminated life insurance Policies, 25% of the
Net Premium Loss, plus Claim Interest thereon from the date of termination until the Payment Date; or (2) for terminated annuities, 25% of the surrender charges incurred on the College Life Policy, plus Claim Interest thereon from the date of termination until the Payment Date. The Surrender Claim payments will be made only if the Class Member elects not to reinstate the Policy or cannot qualify for reinstatement of the Policy.
             h. TPA Claims. If the Class Member's Claim is a so-called "TPA
                ----------
Claim," as defined in Exhibit G hereto, and the Class Member's Policy is still in-force on the Payment Date, then College Life will reduce the surrender charge on the Policy by 50% for a period of 4 months following the Payment Date. If the Class Member does not elect to annuitize, surrender, or rollover the Policy during this 4 month period, the reduction of surrender charge shall terminate.
              i. Miscellaneous Claims. If the Class Member's Claim is a
                 --------------------
so-called "Miscellaneous Claim," as defined in Exhibit G hereto, then the Claim Resolution Team or, if applicable, the Arbitrator, will fashion a remedy that awards the Class Member an amount not exceeding 50% of the Class Member's out-of-pocket loss, with Claim Interest from the date of the award to the Payment Date.

       4. Score "3". Subject to the Caps described in Section III.C.7.
          --------
below, a Class Member whose Claim receives a score of "3" will be eligible to choose between: (i) the relief provided by any lower score, or (ii) the following:
          a. In-Force Fixed Annuities. If the Class Member's Policy is a fixed
             ------------------------
annuity that is in-force on the date the Settlement Class notice is mailed, then the surrender charge on the Policy will be waived for a period of 4 months following the Payment Date. If the Class Member does not elect to annuitize, surrender or rollover the fixed annuity during this 4 month period, the waiver of surrender charge shall terminate.
           b. Other Policy. For any Policy that is not of the type described
              ------------
 in Section III.C.4.a above, then the Class Member will be awarded the right to rescind the Policy for a 4 month period following the Payment Date. If the Class Member does not elect to rescind the Policy during this 4 month period, then the right to rescind the Policy shall terminate. If the Class Member elects to rescind the Policy, he or she will receive a full refund of all premiums paid on the Policy net of all loans, accrued interest, cash withdrawals, or cash benefits received in respect of the Policy (the "Rescission Amount"). College Life will also pay Claim Interest on such refunded premiums, net of all such loans, accrued interest, cash withdrawals, and cash benefits, from the date of the premium payments to the Payment Date. In no event shall the Rescission Amount plus Claim Interest be less than the amount that would be paid to the Class Member under the express written terms of the Policy in the event that he or she surrendered the Policy. It is expressly understood and agreed that if the Policy is in-force and rescission is elected, the Policy will be automatically terminated upon rescission and all policyholder rights and benefits under the Policy will be automatically assigned to College Life. The date of rescission shall be deemed to be the earliest of: (1) the date the
Class Member signs the rescission election; (2) the postmark date of the rescission election; or (3) the date the rescission election is received by College Life.
            c. Alternative for In-Force Equity Indexed Annuities. As an
               -------------------------------------------------
alternative to rescission, a Class Member whose Policy is an equity indexed annuity that is in-force on the date the Settlement
Class Notice is mailed may elect to retain the Policy, in which case College Life will agree to enhance the annuity to provide a guaranteed minimum cash surrender value that is the greater of (a) the Cash Surrender Value, as defined in the Policy form, or (b) a minimum accumulation value reduced by the applicable surrender charge. The minimum accumulation value will be calculated in the same manner as the Guaranteed Minimum Value, as defined in the Policy form, where premiums received (excluding partial surrenders) are multiplied by a percentage and accumulated at the Minimum Guaranteed Interest Rate, as defined in the Policy form. The percentage to be used in calculating the minimum accumulation value will be 100%. The applicable surrender charge will be calculated by multiplying the minimum accumulation value by the surrender charge percentage shown on the Policy's Contract Date page. If the Policy terminated before the Payment Date but after the Settlement Class Notice was mailed, the Class Member must reinstate the Policy in accordance with its terms within 90 days after the Payment Date in order to receive this relief.
              d. Churning Claims. If the Class Member receives a score of "3"
                 ---------------
on a Churning Claim and satisfies the requirements of Exhibit G hereto for proving the amount of surrender charge on the Replaced Policy, then College Life will pay the Class Member, or credit to the Class
Member's Policy if it is in-force on the Payment Date, 100% of the surrender charge incurred by the Class Member on the Replaced
Policy, plus Claim Interest thereon from the termination date of the Replaced Policy until the Payment Date. This payment or credit for a Churning Claim shall be in addition to any other relief for which the Class Member qualifies relating to any other type of Claim.
       5. Multiple Categories of Claims. A Class Member who has more than one
          -----------------------------
type of Claim relating to a Policy shall only be entitled to elect one form of relief relating to the Policy except where expressly stated otherwise in this Settlement Agreement.
       6. Rollover Requests. For any cash payments or rescission
          -----------------
allowed for a Claim, College Life will cooperate in processing rollovers or transfer requests to other tax deferred plans if requested to do so by a Class Member.
       7. Cap and Floor on Score "2" and "3" Relief. Notwithstanding any
          -----------------------------------------
provision of this Settlement Agreement to the contrary, the total relief available to Class Members in the Claim Resolution Process receiving a score "2" or "3" on a Policy shall not exceed the following amounts (the "Caps"): (a) $1.6 million for Voucher Awards; and (b) $2.1 million for all other awards. Additionally, the total relief awarded to Class Members in the Claim Resolution Process receiving a score "2" or "3" on a Policy shall not be less than the following amounts (the "Floors"): (1) $500,000 for Voucher Awards; and (2) $1,000,000 for all other awards. The $2.1 million Cap amount described in subparagraph 7(b) above shall increase at the rate of 4% per annum from the date the Final Order and Judgment is signed until the Payment Date. In valuing the amount of an award to apply against a particular Cap or Floor, the formulae set forth in Exhibit L hereto shall be used.
        If the total of all awards subject to a particular Cap exceed such Cap, then each Class Member's award that is subject to that Cap shall be reduced pro rata so that the total of all such awards equals the Cap. For Voucher Awards, any such pro rata reduction shall be made as follows: the percentage contribution to the "annual target premium" represented by the last voucher exercisable by each holder shall be reduced to the extent necessary to bring the aggregate dollar value of all Voucher Awards within the Cap. If the first such iteration of the foregoing calculation eliminates entirely a holder's "last" voucher, then the process shall be repeated on the remaining vouchers in order of exercisability until the aggregate dollar value of the Voucher Awards is equal to the Cap.
         If the total of all awards subject to a particular Floor are less than such Floor, then each Class Member's award that is subject to that Floor shall be increased pro rata so that the total of all such awards equals the Floor. For Voucher Awards, the pro rata increase shall be accomplished by awarding additional vouchers, with each additional voucher representing no more than a 50% contribution to the annual target premium by College Life.
D. Recoupment of Settlement Costs. College Life agrees it will not reduce credited interest rates or increase cost of insurance or expense charges for the purpose of recapturing from Class Members the cost of, or depriving Class Members of, the benefits provided in this Settlement Agreement. This provision shall not be construed to interfere with College Life's conduct of its business in the ordinary course.
                                    SECTION IV.

                   PROCEDURES AND CONDITIONS FOR CLASS RELIEF
                   ------------------------------------------

         To participate in the Claim Resolution Process or obtain General Policy Relief, a Class Member must comply with the following procedures:
         A. Claim Resolution Process. To participate in the Claim Resolution
            ------------------------
Process, a Class Member must complete and sign the Election Form (which will be mailed to the Class Member with the Settlement Class Notice as described in
Section VII.B below) indicating his or her election to participate in the Claim Resolution Process and return it to the Administrator no later than 30 days before the date of the Fairness Hearing. Within 45 days after the Final Settlement Date, the Administrator will mail the Claim Form to each Class Membe who timely completed and returned the Election Form and elected the Claim Resolution Process relief. The Class Member, in turn, must complete and sign the Claim Form and return it, along with his or her supporting evidence, within 90 days after the Final Settlement Date. The Claim will then be processed and scored in accordance with the procedure set forth in Exhibit G hereto. Any Class Member who fails to strictly comply with these required deadlines will not be allowed to participate in the Claim Resolution Process and will only be eligible for General Policy Relief.

          B. General Policy Relief.
             ---------------------
   1. Transfer Elections. To obtain the Transfer Relief as described in Section
      ------------------
III.B.1.a above, a Class Member who is eligible for this relief must complete the Election Form indicating his or her election of the Transfer Relief and return the completed Election Form to College Life no later than 180 days after the Final Settlement Date. College Life, in turn, will mail the Class Member the forms necessary to effectuate the transfer within 30 days of receiving the Class Member's completed Election Form. The Class Member, in turn, must complete the forms and return them to College Life so that they are received by College Life within 60 days after the mailing of the forms. College Life must use good faith and reasonable efforts to issue the new policy called for under the Transfer Relief within sixty (60) days of receipt of the transfer forms. Any Class Member who fails to strictly comply with these required deadlines will forfeit his or her eligibility for the Transfer Relief described in Section III.B.1.a above.
   2. Accidental Death Benefits. College Life will include with the Settlement
      -------------------------
Class Notice mailed to all Class Members a non-transferable accidental death benefit certificate (the "ADB Certificate") that describes the accidental death benefit for which the Class Member qualifies under Sections III.B.2 and 3 above. To obtain payment of the accidental death benefit, the beneficiary under the Class Member's Policy (or the estate of the Class Member if no beneficiary is designated) must submit a claim for payment of the accidental death benefit to College Life's claims department, along with the original ADB Certificate, within one year after the date of the accidental death of the Class Member. College Life will investigate and pay the accidental death benefits in the same manner it investigates other death claims. Any person who fails to strictly comply with these deadlines or who fails to submit the ADB Certificate with his or her accidental death benefit claim will forfeit his or her eligibility for the accidental death benefit described in Sections III.B.2 and 3 above.
   3. Bonus Enhancement. For Class Members who are eligible for the fixed
      -----------------
annuity bonus enhancement described in Section III.B.2 above, no further action on the part of the Class Member is required to obtain this enhancement other than selecting annuitization with either a fixed period or "interest only" option of 10 years or more. College Life will implement the bonus enhancement within ten (10) business days of the Final Settlement Date.

                                     SECTION V.

                          RELEASE AND RELATED COVENANTS
                          -----------------------------

     A. Release of Claims. Effective upon the Final Settlement Date, Plaintiffs
        -----------------
and all Class Members do hereby release, acquit, and forever discharge the Releasees from the Released Transactions, and they agree not to institute, maintain, or assert any claims against the Releasees based on the Released Transactions. The term "Released Transactions" shall mean any and all causes of action, claims, damages, equitable relief, legal relief, and demands or rights, whether known or unknown, liquidated or unliquidated, accrued or unaccrued, fixed or contingent, or based on any statute, regulation or common law of any country, state, province, county, city or municipality that have been, could have been, may be, or could be alleged or asserted now or in the future by the Plaintiffs or any Class Member against the Releasees (or any of them) in the Lawsuit or in any other court action or before any administrative body (including any Department of Insurance or other regulatory commission), tribunal or arbitration panel on the basis of, connected with, arising out of, or related in whole or in part to:
       1. any or all of the acts, omissions, facts, matters, transactions or occurrences that were directly or indirectly alleged, asserted, described, set forth or referred to in the Lawsuit;
       2. any or all other acts, omissions, facts,
matters, transactions, occurrences or representations made in connection with the marketing, solicitation, application, underwriting, pricing, acceptance, purchase, sale, operation, retention, administration, servicing, or replacement of the Policies, including without limitation claims relating to:
     a. any representations or promises that a life insurance Policy was a "vanishing premium" or "5-pay" policy;
     b.  the number of out-of-pocket payments that were paid or would need to be paid for a life insurance Policy;
     c. the ability to keep or not to keep a life insurance Policy in-force based on a fixed number and/or amount of premium payments (less than the number and/or amount of payments required by the terms of the Policies), and/or the amount that would be realized or paid under the Policy based on a fixed number and/or amount of cash payments (less than the number and/or amount of payments required by the terms of the Policies);
     d. the dividends, interest rate or other amounts credited or to be credited to a Policy, or the deductions or charges (including all cost of insurance, expense, surrender and other deductions or charges) charged or to be charged against the Policy;
     e. the nature, characteristics, terms, appropriateness, suitability, descriptions or operation of a Policy;
     f. the fact that (i) a Policy was or was not life insurance, or (ii) Plaintiffs' or Class Members' objectives (and/or the purchaser's goals) would be funded by the cash values and/or benefits derived from a life insurance policy, or (iii) the true nature of a life insurance Policy as life insurance was minimized or disguised;
     g. whether a Policy was, would operate or could function as a good investment, savings vehicle, or retirement vehicle;
     h. the relationship between a Policy's cash surrender value or fund balance and the cumulative amount of premiums paid;
     i. the fact that a part of the premiums paid would not be credited toward the Policy's cash accumulation value or fund balance, but instead would be used to offset the Defendants' commission, sales, administration, tax, mortality or other expenses;
     j. the fact that a loan or withdrawal of funds from a Policy could result in interest, tax penalties, or other charges;
     k.  the rate of guaranteed or non-guaranteed  returns on premiums paid on a Policy, including representations as to whether the premiums would be invested in the stock market or related to changes in the level of any stock market index or the relationship between the stock market's returns and the returns on the Policy;
     l.  the relative suitability or appropriateness of a Policy;
     m. the use of an existing or former policy's or Policy's cash value or cash surrender value by means of a surrender, withdrawal/partial surrender or loan to purchase or maintain a new Policy or to consolidate or satisfy debts of the Class Member;
     n. the replacement or transfer of an existing or former life insurance policy, annuity, or other investment with or into a new Policy;
     o. the Defendants' dividend, account value, Policy loan, interest and other Policy crediting and cost of insurance and administrative or surrender charge policies and practices; Policy or premium charges, cost of insurance charges and monthly deductions, including, without limitation, any other modification of any other non-guaranteed policy elements or factors; illustrations of dividends, interest and other Policy crediting rates, interest or other Policy bonuses, account
        equity  rates,  account  value  calculations,   Policy  loans,  Policy
        charges, premium charges, monthly deductions, cost of insurance and administrative charges, cash values or death benefits; payment of any dividends to any parents or affiliates; or any other matters relating to dividends with respect to the Policies, interest or other Policy crediting rates, interest or other Policy bonuses, account equity rates, account value calculations, Policy loans, Policy charges,
        premium  charges,   monthly   deductions  or  cost  of  insurance  and
        administrative charges;
     p. the so-called Deferred Acquisition ("DAC") tax, including any reductions in Policy benefits or increases in Policy costs attributed to the costs of the DAC tax;
     q. the use of so-called "direct recognition" of Policy loans in the calculation of Policy benefits and/or costs;
     r. the manner in which the  Defendants  trained and  supervised  any of the  Releasees,  including but not limited to the College Life's general agents, agents, branch managers, producers, brokers, solicitors and representatives, or any of them;
     s. disclosures in any local, state or federal regulatory filing by the Defendants relating to the Policies;
     t. any income or other tax liabilities or penalties arising from or relating to the Policies; and
     u. any Defendant's use of an unauthorized or fictitious trade name, or any other failure to comply with any applicable licensing or similar requirement; and
     3. any or all acts, omissions, facts, matters, transactions, occurrences or representations relating to this Settlement Agreement, except as provided in Section V.E below.
     B. Release of Regulatory  Remedies.  Effective upon the Final Settlement
        -------------------------------
Date, Plaintiffs and all Class Members further releaseand waive any claim to or right in any money damages or equitable or other relief that might be awarded or made available as a result of any action or proceeding by a Department of Insurance or other regulatory commission in any way arising from or relating in whole or in part to the Released Transactions.
     C. Attorneys' Fees and Expenses. The Release contained herein covers,
        ----------------------------
without limitation, any and all claims for attorneys' fees, costs or disbursements incurred by Lead Counsel or any other counsel representing Plaintiffs or any Class Member, or by Plaintiffs or any Class Member in connection with or related in any manner to the Lawsuit, the settlement of the Lawsuit, the administration of such settlement, the Claim Resolution Process, and/or the Released Transactions except to the extent otherwise specified in this Settlement Agreement.
      D. Release of Unknown Claims. Plaintiffs and Class Members expressly
         -------------------------
 understand that principles of law such as Section 1542 of the Civil Code of the State of California provide that a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. To the extent that, as a result of or notwithstanding the choice of law provisions in the Settlement Agreement, California or other law may be applicable, Plaintiffs and the Class Members hereby agree that the provisions of Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction which may be applicable herein, are hereby knowingly and voluntarily waived and relinquished by Plaintiffs and the Class Members, and Plaintiffs and the Class Members hereby agree and acknowledge that this is an essential term of this Release. In connection with this Release, Plaintiffs and the Class Members acknowledge that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those that they now know or believe to be true with respect to the matters released herein or with respect to their Policies for acts, facts, circumstances or transactions occurring or arising during the Class period. Nevertheless, it is the intention of Plaintiffs and the Class Members in executing this Release fully, finally and forever to settle and release all such matters, and all claims relating thereto, which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any action or proceeding) with respect to their Policies.
     E. Enforcement of Settlement Agreement and Policies. Nothing in the Release
        ------------------------------------------------
contained herein shall: (i) preclude any action to enforce the terms of this Settlement Agreement or the Final Order and Judgment; (ii) preclude Plaintiffs or Class Members from participating in the Claim Resolution Process or from making a claim for benefits that shall become payable in the future under the express written terms of their Policies; (iii) preclude Plaintiffs or Class Members from making a claim of theft, or the criminal taking of customer funds, relating to a Policy; (iv) prevent Class Members from making a claim for paying death benefits or sending loan proceeds to persons who are neither the actual owner nor the beneficiary of the policy; or (v) preclude Class Members from making claims for delays in or failure to provide appropriate policy owner service, unrelated to the claims in the Lawsuit, which resulted in some damage to the Class Member.
     F. Order of Dismissal. The Plaintiffs and Defendants will seek and obtain
        ------------------
from the Court a Final Order and Judgment in form substantially similar to that as set forth on Exhibits E-1 to E-2 hereto which shall, among other things set forth in this Settlement Agreement: (i) approve this Settlement Agreement as fair, adequate and reasonable, (ii) dismiss the Lawsuit with prejudice and on the merits, (iii) incorporate the terms of the Release, and (iv) provide that the Court has continuing jurisdiction to enforce the terms of this Settlement Agreement, as provided below.
1. Notice of Violation of Final Order and Judgment. In the event that, after the
   -----------------------------------------------
Final Settlement Date, there is any alleged violation of this Settlement Agreement or of the Final Order and Judgment by the College Life Defendants or the Myer Defendants, written notice of the alleged violation must first be sent via telecopier or certified mail to Counsel for the Defendant who is alleged to be in violation of the Settlement Agreement. The written notice should state with specificity the circumstances of the alleged violation, and attach any written proof, affidavits or statements obtained which support the alleged violation. The Defendant who is alleged to be in violation of this Settlement Agreement will then have thirty (30) days from receipt of the notice to conduct an investigation into the allegations and provide a written response to Lead Counsel.
         If, in Lead Counsel's judgment, the Defendant's written response is not adequate, then Lead Counsel may file an enforcement action against such Defendant. The first enforcement action against such Defendant, if any, shall not include a Motion for Contempt or request for attorneys' fees, but such may be included in any subsequent enforcement actions against such Defendant. In an enforcement action, the Court must determine whether the alleged violations, in fact, occurred and whether action should be taken against such Defendant. Lead Counsel shall not request, and the Court shall not grant, an enforcement action against such Defendant unless the violations: (1) are of a serious nature, clearly prohibited by the Settlement Agreement or Final Order and Judgment; (2) indicate an unreasonable lack of oversight or training in the terms of the Settlement Agreement or Final Order and Judgment; and (3) represent a substantial threat to the integrity of the prohibitions of the Settlement Agreement or Final Order and Judgment, if allowed to continue. Additionally, if the alleged violation is by an agent, broker, or other affiliate rather than directly by the Defendant, then the enforcement action shall only be against such agent, broker, or other affiliate and not the Defendant unless the agent, broker, or other affiliate of a Defendant was acting on behalf of the Defendant and either (a) under the direct operational control of the Defendant, or (b) in accordance with instructions from the Defendant, or (c) with the actual prior knowledge by an officer or supervisory employee of the Defendant and under circumstances showing a clear lack of oversight or training by the Defendant if the Defendant is responsible for training and oversight. Notwithstanding the foregoing, however, no enforcement action shall be initiated against a Defendant for an alleged act or omission by an agent, broker, or other affiliate of the Defendant that violates good faith express written instructions from the Defendant or that was not committed on behalf of the Defendant, even if such act or omission incidentally benefits the Defendant. Additionally, no enforcement action shall be initiated against the Myer Defendants for any alleged act or omission of the College Life Defendants, and no enforcement action shall be initiated against the College Life Defendants for any alleged act or omission of the Myer Defendants, unless the provisions of this paragraph are satisfied.
2. Relief for Violations. In a first enforcement action, Lead Counsel will only
   ---------------------
request an order reprimanding the Defendant, agent, broker, or other affiliate who is alleged to be in violation of this Settlement Agreement and warning that further violations may be punishable by contempt. In a second enforcement action against such Defendant, agent, broker, or other affiliate, Lead Counsel may additionally request recovery of additional attorneys' fees reasonably incurred in bringing the enforcement action and imposition of an appropriate injunctive relief. For a third enforcement action against such Defendant, agent, broker, or other affiliate, and for any subsequent enforcement actions against such Defendant, agent, broker, or other affiliate, Lead Counsel may request a contempt order, recovery of additional attorneys' fees reasonably incurred in bringing the enforcement action, and any other appropriate relief. Violations of
Section III.D of this Settlement Agreement are not subject to an enforcement action or contempt, and may only be brought as a breach of contract action.
3. Additional Attorneys' Fees. Upon successful conclusion of a second or
   --------------------------
subsequent enforcement action against a Defendant, agent, broker or other affiliate who has previously been found to have violated the Settlement Agreement, Lead Counsel may recover additional attorneys' fees from such Defendant, agent, broker or other affiliate at a rate not to exceed $225 per hour, payable by such Defendant, agent, broker or other affiliate as the Court may direct.
                                     SECTION VI.

                 ATTORNEYS' FEES, EXPENSES AND INCENTIVE AWARDS
                 ----------------------------------------------
         The Defendants agree not to oppose an application by Class counsel for an award of attorneys' fees, including costs and expenses, in the amount of $1,875,000 to be paid by College Life by wire transfer within 10 business days after the Final Settlement Date. The Class counsel will not seek an award of fees and expenses from the Defendants in excess of that amount. College Life agrees to pay the amount of fees and expenses awarded by the Court, not to exceed the above-referenced amounts, to Lead Counsel, and Lead Counsel will be responsible for allocating and distributing the payments among Class counsel.
         Each of the Plaintiffs may also petition the Court for an incentive award of up to $5,000. The purpose of any such awards shall be to compensate the Plaintiffs for their efforts and risks taken on behalf of the Class. The Defendants shall not oppose an incentive award up to this amount. College Life shall pay the incentive award within ten (10) business days of the Final Settlement Date. The incentive award payment will be sent to Lead Counsel as trustee for the Plaintiffs, and Lead Counsel will be responsible for distributing the payment to the Plaintiffs.
                                    SECTION VII.

                       CERTIFICATION, NOTICE AND APPROVAL
                       ----------------------------------

A.       Preliminary  Approval and  Certification.  Within  15 days  after the
         ----------------------------------------
execution of this Settlement Agreement, the Settling Parties will apply to the Court for an order substantially in the form set forth in attached Exhibit
A (the  "Preliminary  Approval Order") that will, among other things:
  1. Preliminarily approve this Settlement Agreement as sufficiently fair and reasonable to warrant sending notice to the Class;
  2. Preliminarily certify the Class, as defined herein, and designating the Plaintiffs as Class representatives and G. Wade Caldwell and Vincent A. Notzon as Lead Counsel on the condition that the certification and designations shall be automatically vacated if this Settlement Agreement is terminated or is disapproved in whole or in part by the Court, any appellate court, or any of the Settling Parties (pursuant to Section VIII), in which event this Settlement Agreement or the fact that it was entered into shall not be offered, received or construed as an admission or as evidence for any purpose, including the "certifiability" of any class;
   3. Stay consideration of all other motions and deadlines pending in the Lawsuit;
   4. Schedule the Fairness Hearing to be held at least 105 days after entry of the Preliminary Approval Order, or such later date as the Court may direct, to consider the fairness, reasonableness and adequacy of this Settlement Agreement and whether it should be approved by the Court;
   5. Approve the Settlement Class Notice and Publication Notice described below;
   6. Direct College Life to cause the Settlement Class Notice to be mailed by the Administrator as set forth below no later than 60 days before the Fairness Hearing;
   7. Direct College Life to publish the Publication Notice in the publications and manner set forth below no later than 50 days before the Fairness Hearing;
   8. Determine that the Settlement Class Notice, together with the Publication Notice, constitutes the most effective notice practicable of the pendency of the Lawsuit, this Settlement Agreement and the Fairness Hearing to all potential Class Members who can be identified through reasonable effort, and constitutes due and sufficient notice for all other purposes to all persons entitled to receive notice;
   9. Rule that the Administrator need not mail
additional rounds of notices to potential Class Members or remail any returned notices, other than to the extent as required in Section VII.B.5., below;
   10. Require College Life and the Administrator to file with the Court proof of the mailing of the Settlement Class Notice, and publication of the Publication Notice, at or before the Fairness Hearing;
   11. Require each potential Class Member who wishes to exclude himself or herself from the Class to send to the Administrator an appropriate request for exclusion postmarked no later than 15 days before the date of the Fairness Hearing and received by the Administrator no later than 5 days before the date of the Fairness Hearing;
    12. Rule that any potential Class Member who does not submit a timely, written request for exclusion will be bound by all proceedings, orders and judgments in the Lawsuit, which will have preclusive effect in all pending or future lawsuits or other proceedings, except that College Life, in its sole discretion, may allow a potential Class Member who does not timely request exclusion from the Class to opt out of the Class up to and including the date of the Fairness Hearing;
    13. Require each Class Member who wishes to appear through separate counsel and/or to address or object to the fairness, reasonableness or adequacy of this Settlement Agreement to serve on Lead Counsel and the Defendants' Counsel, and to file with the Court, no later than 15 days before the Fairness Hearing, a notice of intention to appear and/or object, together with copies of any papers the Class Member intends to present to the Court in connection with this Settlement Agreement, or be forever barred from separately appearing and/or objecting;
    14. Direct the Settling Parties to promptly furnish the other parties with copies of any and all objections or written requests for exclusion that might come into their possession; and
    15. Contain any additional provisions that might be necessary to implement and administer this Settlement Agreement.
  B.  Class Notice. As described below, all potential Class Members will be sent
      ------------
the Settlement Class Notice by first-class mail, postage prepaid to their last known address at least 60 days before the Fairness Hearing, and in addition, the Publication Notice will be published, as described below. Where College Life is aware that a Class Member has pending litigation against College Life relating to any matter proposed to be released by the Settlement Agreement, the Settlement Class Notice shall also be sent to any legal counsel known to represent the Class Member. The Settlement Class Notice will be in a form substantially similar to that set forth in Exhibit B-1 hereto. The Publication Notice will be in a form substantially similar to that set forth in Exhibit C hereto. College Life will pay for the costs associated with providing the Settlement Class Notice and the Publication Notice. The Settlement Class Notice, tabulation of opt-outs and receipt of Election Forms shall be performed by the Administrator. Additionally, College Life and the Administrator will establish a toll free telephone number to handle inquiries that may arise from the Settlement Class Notice.
      1. General Terms of Notice. The Settlement Class Notice
         -----------------------
will contain a plain, short statement of the background of the Lawsuit, the conditional class certification and the Class relief, and it also will conform to any other requirements of the Due Process Clause of the United States Constitution and of the Court. It will also advise potential Class Members that the relief provided herein may or may not have tax consequences and that they should consult with their own tax advisor regarding such potential consequences.
      2. Notice of Exclusion and Objection Rights. The Settlement Class Notice
         ----------------------------------------
will advise potential Class Members that (i) they may exclude themselves from the Class by filing exclusion requests with the Administrator postmarked no later than 15 days before the date of the Fairness Hearing and received by the Administrator no later than 5 days before the date of the Fairness Hearing, (ii) any potential Class Member who does not request exclusion may, if he or she desires, enter an appearance through counsel and/or otherwise object to this Settlement Agreement by filing written objections no later than 15 days before the Fairness Hearing and (iii) any judgment entered in the Lawsuit, whether favorable or unfavorable to the Class, will include and be binding on all potential Class Members who have not requested exclusion from the Class, even if they have objected to this Settlement Agreement and even if they have other pending lawsuits or claims against any of the Releasees.
       3. Notice of Fees and Costs. The Settlement Class Notice will provide
          ------------------------
information about the attorneys'fees, expenses and incentive payments described in Section VI of this Settlement Agreement. It also will state that College
Life will pay those attorneys' fees, expenses and incentive payments, and any costs arising from notifying the Class or administering the settlement, except that individual Class Members will be responsible for the fees and costs of any counsel they retain to represent them individually.
       4. Publication Notice. In addition to mailing the Settlement Class
          ------------------
Notice to Class Members, College Life will publish the Publication Notice in Teacher Magazine, Education Week, and the newspapers of largest general circulation in Houston, Dallas and Austin for one day at least 50 days prior to the Fairness Hearing. College Life will coordinate with the Administrator on placing the Publication Notice.
       5. Remailing and Additional Notice. The Administrator shall: (1) remail
          -------------------------------
any Settlement Class Notice returned by the postal service with a forwarding address; (2) use reasonable efforts to attempt to find an address for any Settlement Class Notice that does not include a forwarding address or retain an address research firm for this purpose; and (3)if an updated address is found, remail any returned Settlement Class Notices to the updated address research firm as soon as practical following receipt of the updated address. The Administrator shall not be obligated to duplicate the efforts of the address research firm. The Administrator, or the address research firm if one is retained, shall provide to Lead Counsel and College Life updated addresses on remailed notices and a list of Settlement Class Notices where updated addresses could not be obtained.
      6. Frequently Asked Questions. Each Settlement Class Notice shall include
         --------------------------
a list of frequently asked questions, together with references to the page numbers in the Settlement Class Notice on which the answers may be found. This list shall be substantially similar to the one in Exhibit B-3 hereto.
      7. Fact Sheet. Each Settlement Class Notice shall include a fact sheet in
         ----------
a form substantially similar to that attached as Exhibit B-2 hereto.

  C. Final Approval and Certification. After the Fairness Hearing, and
     --------------
upon the Court's approval of this Settlement Agreement, the Court shall enter a Final Order and Judgment substantially in the form of attached Exhibit E hereto that will, among other things:
      1. Approve this Settlement Agreement as fair, reasonable and adequate, direct the Settling Parties and their counsel to comply with the terms of this Settlement Agreement, and declare this Settlement Agreement to be binding on all Class Members and preclusive in all pending and future lawsuits or other proceedings by such Class Members;
      2. Confirm and finalize certification of the Class;
      3. Confirm that the Settlement Class Notice and the Publication Notice
(i) constituted, under the circumstances, the most effective and practicable notice of the pendency of the Lawsuit, this Settlement Agreement and the Fairness Hearing to all Class Members who could be identified through reasonable effort, and (ii) constituted due and sufficient notice for all other purposes to all persons entitled to receive notice;
      4. Dismiss the Lawsuit on the merits and with prejudice, without fees or costs to any party except as provided in this Settlement Agreement;
      5. Incorporate the Release and forever discharge the Releasees from any claims or liabilities arising from or related to the Released Transactions;
      6. Retain jurisdiction over the administration of this Settlement Agreement, to supervise the settlement relief, and for any other necessary purpose to administer the settlement; and
      7. Award
attorneys' fees and expenses to Class counsel and an incentive award to the Plaintiffs as described above in Section VI.
   D. Retention of Administrator. College Life shall, at its cost, retain the
      --------------------------
Administrator to help implement the terms of this Settlement Agreement. Upon consultation and approval of Lead Counsel, College Life may, at its discretion and cost, retain such other administrators as are necessary to help implement the terms of this Settlement Agreement. Lead Counsel and Defendants' Counsel and/or their designee shall be entitled to observe and monitor the performance of the Administrator.
         The contract between College Life and the Administrator shall obligate the Administrator to abide by the following performance standards:
         a. The Administrator shall accurately and neutrally describe and shall train and instruct its employees and agents to accurately and neutrally describe, the provisions of this Settlement Agreement in communications with Producers and Class Members.
         b. The Administrator shall provide prompt, accurate and neutral responses to inquiries from Lead Counsel, or their designee, and Defendants and/or Defendants' Counsel or their designee.
         c. If, in the course of any communication with a Producer or Class Member, the Class Member requests that the Administrator and/or its agents or employee refer the communication to College Life or Lead Counsel, then the Administrator and/or its agents or employees shall promptly fulfill such request.
         d. If, in the course of any communication with a Class Member, an agent or employee of the Administrator reasonably concludes that the Class Member is not satisfied with the information and/or assistance provided, then the agent or employee shall promptly refer the communication to a supervisor on duty, a representative of College Life, or Lead Counsel, or any of their designees.
         e. The Administrator and College Life will enter into a contract that will govern all the fees and expenses associated with the Administrator's duties under this Settlement.
         If the Administrator makes a material misrepresentation to, or fraudulently conceals requested information from, Lead Counsel or Defendants' Counsel, then the Party to whom the misrepresentation is made (or in the case of a concealment, the requestor of the information) shall have the right to demand that the Administrator immediately be replaced. If the Administrator fails to perform adequately on behalf of College Life, the Class or Lead Counsel, the Settling Parties can agree to remove or replace the Administrator. All disputes regarding retention or dismissal of the Administrator shall be resolved by the Arbitrator.
      E. Toll-free Telephone Number. The Administrator shall establish a
         --------------------------
telephone bank with a toll-free number for the sole purpose of responding to inquiries about the Lawsuit or the Settlement Agreement. The Administrator shall direct all callers with general product questions, complaints unrelated to the Settlement Agreement or the Lawsuit, or requests for information that is within the sole knowledge of College Life, to call College Life's toll-free number. The Administrator shall be responsible for:
         a.       Staffing the telephone bank with telephone representatives;
         b. Educating the telephone representatives about the background of the Lawsuit, the product concepts relevant to the Settlement Agreement, and the terms and chronology of the Settlement Agreement;
         c.       Training the telephone representatives to answer inquiries;
         d. Distributing scripts and model questions and answers prepared and agreed to by College Life and Lead Counsel in substantially the form attached hereto as Exhibit D to for the telephone representatives to use in answering inquiries;
         e. Training the telephone representatives to refer Class Member inquiries to Lead Counsel or their designee or to College Life if the Class Member so requests or where otherwise appropriate;
         f. Training telephone representatives to refer callers with general product questions, complaints unrelated to the Settlement Agreement or this Lawsuit, or information solely within College Life's knowledge, to call College Life's toll-free customer service number; and
         g. Taking any other steps, in consultation with College Life and Lead Counsel, to promote accurate and efficient communication with the Class Members, Claimants, Producers and Policyowners.
         Lead Counsel or their designee, and College Life and its counsel or their designees, may: (i) reasonably monitor and participate in the education and training process for telephone representatives, with the monitoring and participation not to unreasonably increase the costs of the telephone portion of administration of this Settlement Agreement; (ii) participate in all training sessions, speak with telephone representatives and supervisors and provide additional comment and/or instruction to telephone representatives and/or supervisors as they reasonably deem necessary; and (iii) request and obtain a pause in any training session or other communication with the telephone representative or supervisor to confer regarding the content of the communication or training. College Life and Lead Counsel or their designees shall use good faith and reasonable efforts to: (a) agree on all telephone scripts to be used by the telephone representatives, and all training material and presentations, whether written or oral, provided to telephone representatives; (b) provide the other party complete drafts of all telephone scripts, written materials or written presentations at least seven (7) days prior to their use in training, to the extent not already covered in Exhibit D hereto; and (c) respond to College Life and vice-versa with comments within two
(2) days of the intended use of such documents. Any proposed changes, modifications, or additions to the telephone scripts, written training materials by either party must be approved by the other party after having been given sufficient time to permit meaningful comment prior to use. The parties shall negotiate in good faith concerning any such changes, modifications or additions to facilitate providing clear, understandable and accurate information to Class Members. In addition, Lead Counsel may be provided an on-site office at the telephone bank to monitor telephone representatives' handling of Class Members telephone inquiries and also to speak directly with any Class Member who requests to speak with Lead Counsel. If, during a Class Member's telephone call to the toll-free number, the telephone representative deviates from the approved script and either Lead Counsel or the designee, or College Life or its designee, believes that such deviation was inaccurate, confusing or misleading, Lead Counsel or the designee, or College Life or its designee, may contact the Class Member to address the inaccuracy.
         The toll-free telephone number maintained by the Administrator shall be operational by the day after the first mailings of the Settlement Class Notice. Live telephone support shall be provided until seven (7) days prior to the Fairness Hearing. The Administrator will then switch the 800 number to a recording to give a short statement about the status of the Lawsuit. Live telephone support shall be reactivated on the day after the first mailings of the Post-Settlement Mailing and shall continue up until the date that claims must be postmarked. The Administrator shall then change the 800 number to a recording to be maintained for a period of one year. The recording shall give a brief status of the Claim Resolution Process and telephone numbers of Lead Counsel and College Life to contact for further questions. After the passage of one year, the Administrator may disconnect the toll-free number.
      F. Post-Settlement Mailing. Thirty (30) days after the Final Settlement
         -----------------------
Date, the Administrator shall send a Post-Settlement Mailing to each Class Member who elected the Claim Resolution Process. The Post-Settlement Mailing shall explain that if the Class Member wishes to submit a Claim, they must complete the Claim Form and return it to the specified address, so that it is postmarked no later than sixty (60) days after the date on which the Claim Form was mailed to the Class Member and it must actually be received by the recipient within ten (10) days of mailing. The Post-Settlement Mailing shall be substantially in the form attached as Exhibits F-1 to F-3 hereto. The Post-Settlement Mailing shall state that: (1) for each Claim, the Class Member must submit the documents requested with the Claim Form; (2) the Class Member's failure, absent reasonable justification, to provide a completed, signed Claim Form and the requested documents may result in default or an adverse result under the Claim Review Process; and (3) if the Class Member fails to timely submit a Claim Form, they will still receive the General Relief, but will not be eligible for the Claim Resolution Process.
      G. Right of  Communication  with Class  Members.  The Settling  Parties
         --------------------------------------------
agree that College Life retains its right to communicate with and respond to inquiries from present and past customers, including Class Members. These communications may be orally and/or in writing, and may be done through appropriate Producers.
         If any Class Member has a complaint against the College Life Defendants at any time from the Execution Date of this Settlement Agreement to the Final Settlement Date, any offer of settlement by College Life must be accompanied by the Settlement Class Notice and must advise the Class Member that his or her rights under this Settlement Agreement may be affected by such settlement. Participation in any governmental, administrative or regulatory enforcement proceeding will not affect a person's eligibility to be a Class Member.
         Mass and/or generalized communications about the proposed Settlement Agreement directed to Class Members, or a group thereof, and whether by mail, telephone or by any other means, shall be made jointly with, or with the approval of, Lead Counsel and College Life.
      H. Dealings with Producers. College Life is committed to treating its
         -----------------------
Producers fairly and will not retaliate or otherwise take adverse action against any Producer solely because of the Producer's cooperation or participation in the Lawsuit, the Claim Resolution Process or the disposition of a Claim submitted in the Claim Resolution Process. Plaintiffs recognize, however, that College Life has the right and regulatory obligation to train, monitor, supervise, and where necessary, discipline its Producers and to take any remedial or other steps it deems appropriate to protect past, present and future Policyowners and College Life. College Life will not attempt to dissuade Producers from cooperating in or giving statements as part of the Claim Resolution Process, but College Life is not required to take any affirmative action to inform, advise or instruct any Producer to cooperate or participate in the Claim Resolution Process or any other aspect of this Settlement Agreement. This subsection does not create any rights enforceable by Class Members or third parties, including Producers, under this Settlement Agreement.
         College Life's Producers also retain the right to respond to inquiries from, and/or communicate with, present or former College Life customers, including Class Members. However, if contacted by a Producer, College Life shall: (1) instruct its Producers that they are not prohibited from signing affidavits relating to the Claims, provided that the Producers are further instructed by College Life that they should insure that any affidavits are truthful in all respects; (2) instruct its current Producers to refer Class Member inquiries about the Settlement Agreement to the toll-free number established to respond to such inquiries; and (3) instruct its current Producers that, during the period from the Execution Date through the conclusion of the Claim Resolution Process, they may not take original documents and/or records from Class Members.
         Additionally, prior to or contemporaneously with the mailing of the Settlement Class Notice, College Life will mail all of its currently active Producers a notice substantially in the form of Exhibit M hereto.

                                   SECTION VIII.

                       TERMINATION OF SETTLEMENT AGREEMENT
                       -----------------------------------
A. Bilateral Right to Terminate. Any of the Settling Parties may terminate this
   ----------------------------
Settlement Agreement prior to the Final Settlement Date at its sole option and discretion by providing written notice of the termination to counsel for the other parties if: (1) the Court, or any appellate court(s), rejects, modifies or denies approval of any portion of this Settlement Agreement that the terminating party in its (or their) sole judgment and discretion believes is material, including, without limitation, the terms of the Class relief, the provisions relating to notice, the definition of the Class, and the Release; (2) the Court, or any appellate court(s), does not enter or completely and unconditionally affirm any portion of the Final Order and Judgment that the terminating party in its (or their) sole judgment and discretion believes is material; or (3) more than twelve percent (12%) of all Class Members return an Election Form within the time period described in Section IV.A above electing to submit a claim to the Claim Resolution Process.
B. College Life's and Myer's Unilateral Right to Terminate. College Life and
   -------------------------------------------------------
Robert L. Myer may also unilaterally, in its or his sole discretion, withdraw from and terminate this Settlement Agreement at any time prior to the Final Settlement Date by providing written notice of termination to Lead Counsel and all other Defendants' counsel of record if: (1) those persons who elected to exclude themselves from the Class together number more than one percent of all potential Class Members; (2) any Plaintiff or other potential Class Member who has had an attorney-client relationship with any of the Plaintiffs' counsel at any time since the initial filing of the Lawsuit elects to exclude himself or herself from the Class or objects to the proposed settlement or the Class counsel's request for attorney's fees and expenses; (3) any of the College Life Defendants or the Myer Defendants are sued in a new lawsuit or become the subject of a regulatory proceeding or other action based upon the marketing and/or administration of the Policies or Section 403(b) Products at any time before the Court's final approval of this settlement; or (4) with respect to College Life's termination right only, any insurance regulator objects to any aspect or term of this Settlement Agreement, or to the intended financial accounting results of granting the relief contained herein, that College Life, in its sole discretion, deems material.
C. Deadline for Termination. The terminating party must exercise the option to
   ------------------------
withdraw from and terminate this Settlement Agreement under this Section no later than 10 business days after notice of the event prompting the right to terminate. Notwithstanding any provision of this Settlement Agreement to the contrary, Plaintiffs may not terminate this Settlement Agreement because of the amount of attorneys' fees and expenses awarded by the Court or any appellate court(s), or the failure of the Court or any appellate court(s) to approve any provision of Section VI of this Settlement Agreement.
D. No Obligation to Exercise Right. If an option to withdraw from and terminate
   -------------------------------
this Settlement Agreement arises under this Section VIII, none of the Settling Parties is required for any reason or under any circumstance to exercise that option.
E. Effect of Termination. If this Settlement Agreement is terminated
   ---------------------
pursuant to this Section, then: (1) this Settlement Agreement shall be null and void and shall have no force or effect, and no party to this Settlement Agreement shall be bound by any of its terms, except for the terms of this
Section VIII.E; (2) this Settlement Agreement, all of its provisions (including, without limitation, any provisions regarding Class certification), and all negotiations, statements and proceedings relating to them shall be without prejudice to the rights of any of the Settling Parties, each of whom shall be restored to their respective positions existing immediately before the execution of this Settlement Agreement; (3) this Settlement Agreement, any provision of this Settlement Agreement (including, without limitation of the provisions regarding Class certification), or the fact of this Settlement Agreement having been made, shall not be admissible or entered into evidence for any purpose whatsoever; and (4) any order or judgment entered after the date of this Settlement Agreement, including, without limitation, any order certifying the Class, will be vacated and will be without any force or effect.
                                    SECTION IX.

                   INFORMATION TO BE PROVIDED BY COLLEGE LIFE
                   -----------------------------------------
         In order to administer this Settlement Agreement, College Life must provide the Administrator, the Court and Lead Counsel with certain information. College Life agrees to fully cooperate and to timely provide the available information in order to meet the deadlines imposed by this Settlement Agreement. The obligation of College Life to provide this information shall be included in both the Preliminary Approval Order and in the Final Order and Judgment. All expenses or fees incurred in providing this information shall be borne by College Life.
         In particular, but without limitation, College Life must provide to the Administrator a computerized database which will provide the Administrator with the following information regarding the potential Class Members: (1) a mailing list of all potential Class Members, including the last known name and address of the owner and any assignees of each Policy; (2) the status of each Policy, whether in force, terminated or RPU Status; (3) the issue date of the Policy; and (4) for life insurance, the face amount of the Policy.
         College Life shall allow Lead Counsel to audit and verify the accuracy of the information provided, at Lead Counsel's sole expense. College Life shall provide the information to the Administrator far enough in advance for the Administrator to prepare for and timely perform its duties.
                                   SECTION X.

                    UNCASHED CHECKS AND RETENTION OF RECORDS
                    ----------------------------------------
         For any checks sent to Class Members that remain uncashed or are returned by the postal service, the requirements for remailing or sending notices are set forth in the Claim Resolution Process attached as Exhibit G. Any checks that remain uncashed more than six (6) months after they are mailed shall be deemed void, and the funds shall be paid by College Life to the United Way of Laredo.
         The Administrator, Lead Counsel and College Life shall retain all returned Settlement Class Notices, Election Forms and Claim Forms, and correspondence relating thereto, for a period of up to one year after the Final Settlement Date. After this time, the Administrator may either destroy or return to College Life documentary records that it has in its possession. The Administrator shall retain the database of Class Member telephone calls for a period of two years after the Final Settlement Date. Nothing in the Settlement Agreement shall be construed to require Lead Counsel or College Life to retain records beyond what their respective, discretionary, record retention policies are.
                                   SECTION XI.

                                  MISCELLANEOUS
                                  -------------
A. Insurers not Released. The Parties understand and acknowledge that certain of
   ---------------------
the Defendants are insured by Admiral Insurance Company ("Admiral"), including without limitation under policy no. A99CB04821. By execution hereof, the Defendants do not intend to release any claim against Admiral or any other liability insurer for any cost or expense hereunder, including attorneys' fees and costs, and nothing contained in this Settlement Agreement is intended to, or shall be construed as, waiving or otherwise prejudicing any Defendant from recovering from Admiral or any other liability insurer. Additionally, the fact that this Settlement Agreement provides that College Life will be paying certain costs, fees, and expenses, and providing certain relief does not mean, and shall not be construed as meaning, that any other Defendants who are insured under the Admiral policy or any other policy will not have to share in the responsibility of defraying all or any part of such settlement costs, fees, and expenses.
B. Interests of the Class. Lead Counsel and Plaintiffs represent that they are
   ----------------------
seeking to protect the interests of the entire Class and believe that this Settlement Agreement is in the best interests of the Class. Plaintiffs agree not to request exclusion from the Class or to encourage others to do so.
C. Nondiscrimination. Except as expressly set forth herein, College Life agrees
   -----------------
that it will not change the nonguaranteed scales on any Class Members' Policies for the purpose of recouping any of the costs of this Settlement Agreement. Notwithstanding the foregoing, however, the Settling Parties understand and agree that College Life may from time to time change the nonguaranteed scales on the Policies for any other purpose to the extent permitted by the express terms of the written Policy forms.
D. Allocation of Costs among Defendants. The Settling Parties understand and
   ------------------------------------
acknowledge that the College Life Defendants and Myer Defendants are concurrently executing an Agreement Regarding Procedure for
Allocating Settlement Costs (the "Allocation Agreement"), and the Settling Parties agree that the College Life Defendants' and Myer Defendants' respective rights and obligations under the Allocation Agreement shall survive the execution, closing, and implementation of this Settlement Agreement. Notwithstanding anything to the contrary contained in this Settlement Agreement, Laredo Independent School District and United Independent School District shall not be liable or responsible for payment of any monies under this Settlement Agreement, including but not limited to, settlement costs, attorney's fees, or court costs incurred by any other party.
E. Entire Agreement. This Settlement Agreement, and the Allocation Agreement
   ----------------
among certain Defendants referenced in Section IX.D, sets forth the entire agreement among the Settling Parties relating to the settlement of the Lawsuit and may not be altered or modified except by written instrument executed by Counsel for all Settling Parties. There are no other representations or warranties between or among the Settling Parties relating to the subject matter of this Settlement Agreement that are not contained in these agreements or that are being relied upon by any Party to this Settlement Agreement. This Settlement Agreement fully incorporates the Exhibits attached hereto, listed on pages iv-v as part of this Settlement Agreement.
F. Choice of Law. This Settlement Agreement shall be governed by the substantive
   -------------
laws of the State of Texas. G. Notice. Whenever this Settlement Agreement requires or contemplates that one party shall or may give notice to counsel for any other Party, notice shall be provided as follows:
                  (a)      If to Defendant's Liaison Counsel, then to:

                           Edwin R. DeYoung
                           Locke Liddell & Sapp L.L.P.
                           2200 Ross Avenue
                           Suite 2200
                           Dallas, Texas  75201

                  (b)      If to Plaintiffs' or Class counsel, then to:

                           G. Wade Caldwell
                           Vincent A. Notzon
                           Martin, Drought & Torres, Inc.
                           2500 Nations Bank Plaza
                           300 Convent Street
                           San Antonio, Texas 78205-3789

H.       Postmarks.  Whenever a Class  Member is  required  to provide  notice
         ---------
or submit materials by a certain date, the notice or submission shall be timely only if it is postmarked on or before the date it is due and is in fact received by the intended recipient within 10 days thereafter. Notwithstanding the foregoing, however, objections to the Settlement Agreement and notices of appearance must be actually delivered to and received by the intended recipient on or before the date they are due.
I.       Extensions.  The Settling Parties reserve the right, subject to the
         ----------
Court's approval, to make any reasonable extensions of time that might be necessary to carry out any of the provisions of this Settlement Agreement. Such extensions must be in writing to be enforceable.
J.       Unambiguous  Contract.  All parties agree that this  Settlement
         ---------------------
Agreement is clear and unambiguous and was drafted by counsel for the parties at arm's length, and that no parol or other evidence may be offered to explain, construe, contradict or clarify its terms, its intent or the circumstances under which it was made or executed.
K.       Counterparts.  This Settlement Agreement may be signed in counterparts,
         ------------
each of which shall constitute a duplicate original.
L.       Further  Assurances.  The Settling  Parties  agree that upon the
         -------------------
request of either one of them, they will execute and deliver such further documents and undertake such further action as may reasonably be required to effect any of the agreements and covenants contained in this Settlement Agreement.
M.       Parties Bound. This Settlement Agreement shall be binding upon and
         -------------
inure to the benefit of the Settling Parties, the Releasees, and their respective heirs, successors and assigns. N. Communications Regarding Settlement. The Settling Parties and their counsel agree that any mass and/or generalized communications with Class Members regarding this Settlement Agreement shall only be made with the approval of Lead Counsel, the College Life Defendants' counsel and the Myer Defendants' counsel, which approvals shall not be unreasonably withheld. The Settling Parties and their counsel further agree that prior to the Final Settlement Date, any other mass and/or generalized communications regarding this Settlement Agreement, including, without limitation, communications with the public, media or press, shall only be made with the approval of Lead Counsel, the College Life Defendants' counsel, and the Myer Defendants' counsel, which approval shall not be unreasonably withheld. An agreed press release to be issued by the Settling Parties within ten (10) days after the mailing of the Settlement Class Notice is attached as Exhibit N hereto. After the Final Settlement Date, all subsequent mass and/or generalized communications, including without limitation communications with the public, media or press, shall refer to the agreed press release attached hereto as Exhibit N hereto and shall be consistent with that agreed press release and this Settlement Agreement.

         Agreed to effective this 1st day of October, 2001.

APPROVED AS TO FORM AND SUBSTANCE:
---------------------------------



Marguerite Notzon, Plaintiff              Maricela Martinez, Intervenor
Date:___________                          Date:___________



Susan Smasal, Intervenor                  Daniel J. Villarreal, Intervenor
Date:___________                          Date:___________



Delores Villarreal, Intervenor            Elsa Cabello, Intervenor
Date:___________                          Date:___________



Laura Calderon, Intervenor                Jose Navarro, Jr., Intervenor
Date:___________                          Date:___________



Manuela Paez, Intervenor                  Maria Sosa, Intervenor
Date:___________                          Date:___________



Sylvia Johnson, Intervenor                Araceli Curiel, Intervenor
Date:___________                          Date:___________



Bill Batey, Intervenor                    Peggy Batey, Intervenor
Date:___________                          Date:___________

THE COLLEGE LIFE INSURANCE              PENSION CONSULTANTS AND
COMPANY, Defendant                      ADMINISTRATORS, INC., Defendant

By                                      By
  -------------------------------       -------------------------------
Its                                     Its
   ------------------------------       -------------------------------
Date:                                   Date:
     ----------------------------       -------------------------------


NAP PARTNERS, INC., Defendant           AMERICO LIFE, INC., Defendant

By                                      By
  -------------------------------       ------------------------------
Its                                     Its
   ------------------------------       ------------------------------
Date:                                   Date:
     ----------------------------       ------------------------------


UNITED FIDELITY LIFE                    FINANCIAL ASSURANCE LIFE
INSURANCE COMPANY, Defendant            INSURANCE COMPANY, Defendant

By                                      By
  -------------------------------       ------------------------------
Its                                     Its
   ------------------------------       ------------------------------
Date:                                   Date:
     ----------------------------       ------------------------------



COLLEGE INSURANCE                       AMERICO RETIREMENT SERVICES,
GROUP, INC., Defendant                  INC., Defendant
By                                      By
  -------------------------------       ------------------------------
Its                                     Its
   ------------------------------       ------------------------------
Date:                                   Date:
     ----------------------------       ------------------------------




Michael A. Merriman, Defendant           Gary L. Muller, Defendant
Date:___________                         Date:___________



Thomas J. Charbonneau, Defendant         Robert J. Graham, Defendant
Date:___________                         Date:___________



Timothy S. Sotos, Defendant
Date:___________

NAP LIFE INSURANCE COMPANY,              The NAP GROUP, INC.
Defendant                                Defendant

By                                      By
  -------------------------------       ------------------------------
Its                                     Its
   ------------------------------       ------------------------------
Date:                                   Date:
     ----------------------------       ------------------------------




Robert L. Myer, Defendant               William J. Klepac, Defendant
Date:___________                        Date:___________



Sharon K. Myer, Defendant
Date:___________


UNITED INDEPENDENT SCHOOL               LAREDO INDEPENDENT SCHOOL
DISTRICT, Defendant                     DISTRICT, Defendant

By                                      By
  -------------------------------       ------------------------------
Its                                     Its
   ------------------------------       ------------------------------
Date:                                   Date:
     ----------------------------       ------------------------------

APPROVED AS TO FORM:
-------------------

THE PLAINTIFFS, INDIVIDUALLY AND ON BEHALF OF THE CLASS

By:
   -----------------------------------------
     G. Wade Caldwell,
     Lead Counsel for the Class



By:
   -----------------------------------------
     Vincent A. Notzon,
     Lead Counsel for the Class


THE COLLEGE LIFE DEFENDANTS

By:
   -----------------------------------------
     Edwin R. DeYoung
     their counsel


THE MYER DEFENDANTS

By:
   -----------------------------------------
     James J. Scheske,
     their counsel

UNITED INDEPENDENT SCHOOL DISTRICT

By:
   -----------------------------------------
     James M. Heidelberg
     its counsel


LAREDO INDEPENDENT SCHOOL DISTRICT

By:
   -----------------------------------------
     John Kazen,
     its counsel


SHARON K. MYER

By:
   -----------------------------------------
     Juan F. Hernandez,
     her counsel